Contact:
Juniper Partners Acquisition Corp.              Lippert/Heilshorn & Associates
Stuart Rekant, Chairman and CEO                 Keith Lippert/Carolyn Capaccio
(212) 398-3112                                  (212) 838-3777

For Immediate Release
---------------------

    JUNIPER PARTNERS ACQUISITION CORP. SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
                         FIRESTONE COMMUNICATIONS, INC.

- !Sorpresa!, the First Hispanic Children's Television Network, Acquired as Part
                              of the Transaction -

- Capitalizes on the Accelerating Roll-Out of Digital Cable and the Fast Growing
                             Hispanic Demographic -

NEW YORK, NEW YORK, AUGUST 16, 2006 - Juniper Partners Acquisition Corp. (OTCBB:
JNPPA, JNPPB) announced today that it signed a definitive agreement and plan of merger to acquire Firestone Communications, Inc., a privately-held company based in Fort Worth, Texas, that owns and operates !Sorpresa!, the first "in language"
children's television network and digital community for Hispanic youth. The
Boards of Directors of both companies and the stockholders of Firestone have approved the transaction, which is expected to close in the fourth quarter of
2006. Firestone will become a wholly owned subsidiary of Juniper Partners
Acquisition Corp., which will change its name to Juniper Content Corporation and seek a NASDAQ listing on closing.

Under the terms of the merger agreement, Firestone stockholders will receive 2.8 million shares of Juniper stock, subject to a 300,000 share reduction for a working capital adjustment at closing, along with 250,000 warrants to purchase
Juniper stock on the same terms and conditions as Juniper's Class W and Z warrants currently outstanding, in equal proportions, exercisable at $5 per share. Based on the closing price of Juniper's Class B stock and warrants on
August 14, 2006, such securities had a value of approximately $14,150,000.
Firestone will be allowed to have up to $3 million of long term debt at the time of closing.

Juniper's current stockholders will own approximately 55% and Firestone stockholders will own 45% of Juniper's outstanding shares on closing. In addition, Firestone stockholders may receive up to 2 million additional warrants to purchase Juniper stock on the same terms and conditions as class W and Z warrants currently outstanding, in equal proportions, based on achieving designated subscriber and revenue milestones. This contingent consideration is payable in 500,000 warrant increments upon Firestone achieving subscriber targets of 3.5 million subscribers and 4.5 million subscribers in 2007 and 2008, respectively, and achieving revenue targets of $20 million and $30 million in
2007 and 2008, respectively.

Firestone Communications was established in early 2003 by Leonard Firestone, his brothers Christopher and Curtis, and a group of investors. It founded and operates

!Sorpresa!, the first Hispanic children's television network and digital community. !Sorpresa! has affiliation agreements with all the major multi-system operators (MSOs) including Time Warner, Cox, Comcast, Cablevision, Charter and
the National Cable TV cooperative and today has more than 600,000 subscribers in
21 of the top 25 Hispanic television markets and reaches 7.5 million Hispanic households through its relationship with Azteca America. Its programming is also available through Verizon and on a VOD basis through AOLTV, Google, MobiTV and
Akimbo. It offers a digital community for 6 to 14 year-olds, and also appeals to a broader 2 to 17 year-old demographic with original, culturally-relevant, educational, sports, live-action, animation and news programming on a 24-hour basis. In addition to !Sorpresa!, Firestone operates a state-of-the-art network origination and uplink business and a full service production and creative service facility.

"The acquisition of Firestone Communications will create significant value for
Juniper by allowing us to benefit from the substantial impact of the growth of the Hispanic population on the media marketplace," stated Stuart B. Rekant,
Chairman and CEO of Juniper. "It brings us !Sorpresa!, a nationally recognized
Hispanic children's television network, and a talented management team experienced in broadcasting and cable, Spanish-language programming and creative services, together with its state-of-the-art equipment and facility.
!Sorpresa!'s affiliation agreements with all the major cable operators enable it to benefit from the accelerating roll-out of digital cable. The growing importance of Hispanic digital tiers in attracting subscribers to their new, enhanced services should enable !Sorpresa! to substantially increase its current subscriber base."

Mr. Rekant added, "Firestone will serve as a platform for our multi-platform strategy and will support the creation and acquisition of other branded content services that will contribute to our growth in addition to the continued growth of the !Sorpresa! digital community. Juniper also benefits from the addition of
Firestone Board Members Bert A. Getz, Jr. and Raymond K. Mason, with his successful history of media investing, joining as Vice-Chairman. As this is an all-stock transaction, the Firestone stockholder base has essentially reinvested with Juniper since their capital remains committed to Juniper's growth plans."

Leonard Firestone, Chairman and CEO of Firestone, stated, "We recognized early on that there was a terrific market opportunity in a programming service dedicated to Hispanic youth. We are now at an inflection point in our business where we can more readily provide !Sorpresa! to the growing Hispanic marketplace in the United States. Based upon the ongoing rollout of Hispanic tiers, we believe we will exit 2006 with over one million subscribers, putting us in a position to double our subscriber base by early next year. This subscriber level will allow us to gain the attention of large, national advertisers and their agencies to better access Hispanic advertising spending, which is growing twice as fast as any other segment of the US media market. In addition, the Hispanic media ad share gap to traditional media is starting to close as dollars being spent on advertising to this demographic move closer to the Hispanic proportion of the population as advertisers allocate larger portions of their budgets to this audience. Juniper's capital and media-experienced management are a powerful combination for us

as we continue to move forward in this very exciting marketplace. These elements will allow us to enhance our programming line up, support increased marketing initiatives, and further our subscriber growth, taking advantage of !Sorpresa!'s
"first-mover" status and its understanding of the expanding Hispanic marketplace."

Upon completion of this transaction, Juniper will continue to be based in New
York. Firestone will operate from its facilities in Fort Worth. Mr. Rekant will remain Chairman and CEO of Juniper and will become Chief Executive Officer of
Firestone. Leonard Firestone will serve as Firestone's President and Chief
Operating Officer. Juniper's board of directors will be comprised of seven
Directors, including Mr. Rekant and two of Juniper's existing directors. Three directors will join from Firestone, including Mr. Mason and Mr. Getz, and the parties will also mutually select a seventh director.

Juniper raised $17.4 million in July, 2005 to pursue a business combination in the media and entertainment sector. It currently has approximately $15 million in cash held in trust, up to $5 million of which is to be designated for
Firestone's business plan. The acquisition is expected to close in the fourth quarter of 2006, subject to regulatory approvals and customary closing conditions and the approval of the holders of at least a majority of Juniper's
Class B stock voted on the transaction, subject to the holders of less than 20%
of the Class B stock voting against the transaction and exercising certain corresponding conversion rights.

ADDITIONAL INFORMATION
Juniper's stockholders are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. Copies of filings by Juniper, which will contain information about Juniper and Firestone, will be available without charge online at the Securities and Exchange Commission's internet site (http://www.sec.gov), and by mail through requests to Lippert/Heilshorn, 800 Third Avenue, New York,
New York 10022, 212-838-3777.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking information. Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties which are disclosed in Juniper's SEC reports, including the Form 10-KSB for the year ended December 31, 2005 and the Form 10-QSB for the period ended June 30, 2006.

ABOUT FIRESTONE COMMUNICATIONS, INC.
Firestone Communications, Inc., is a privately held media company based in
Dallas-Ft. Worth, Texas. It launched !SORPRESA! as its first digital television channel offering which is available on Cablevision, Charter, Comcast, Cox, Time
Warner, Verizon and The National Cable TV Cooperative. Its board of directors includes Peter Lund, former President and Chief Executive Officer, CBS Corp.,
Raymond K. Mason, former Chairman, President and CEO, Charter Group, and Bert A.
Getz, President of Globe Development Company.

ABOUT JUNIPER PARTNERS ACQUISITION CORP.
Juniper Partners Acquisition Corp. was formed on February 3, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. It intends to utilize cash derived from the proceeds of its July 2005 initial public offering, its capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

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